Exhibit 1

         Bunge Joint Venture to Build Oilseed Crushing Plant in Ukraine

WHITE PLAINS, N.Y., May 17, 2004 -- Bunge Limited (NYSE: BG), an integrated, global agribusiness and food company, today announced that its European operating arm, Bunge Europe, has entered into a 50-50 joint venture with Estron Corporation to build an oilseed crushing plant in the port of Ilyichevsk, Ukraine. The new plant is adjacent to the grain export terminal owned by Estron Corporation. The plant's projected crushing capacity is 600,000 tons per year, and it is expected to be operational in early 2005. The plant, as a client of the terminal, will have access to the terminal's expanded capacity of 240,000 tons of storage space with two panamax vessel loaders.


"Bunge's strategy is to be the leading agribusiness and food company in the higher growth markets. This investment reflects the confidence of the joint venture partners in the long-term agricultural potential of the Ukraine," said Jean-Louis Gourbin, CEO of Bunge Europe. "The port of Ilyichevsk is ideally suited as a logistics gateway to service and supply the Black Sea, Mediterranean, and Near East vegetable protein and oil markets," noted a spokesperson for Estron Corporation. The grain terminal will benefit from additional turnover tonnage, combined with its long-standing, high-quality client mix. The products from the new plant will be marketed by Bunge, leveraging its global customer base. Sunseed and other oilseeds for processing will be originated locally by Suntrade, Bunge's Ukrainian origination company, which has been active in the region since 1998.


About Bunge Limited

Bunge Limited (www.bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 23,000 employees and locations in 30 countries. Bunge is the world's leading oilseed processing company, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.


Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.